Exhibit A

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to file with the Securities and Exchange Commission jointly on behalf of each of them the Statement on Schedule 13D with respect to the securities of Independence Holding Company to which this Joint Filing Agreement is attached as an exhibit (including any and all amendments thereto) and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were on the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of August 29, 2021.

GENEVE HOLDINGS, INC.

By: /s/Steven B. Lapin
Steven B. Lapin
Chairman, Chief Executive Officer and President

ARGENT INVESTORS MANAGEMENT CORPORATION

By: /s/Steven B. Lapin
Steven B. Lapin
Chairman and President

SIC SECURITIES CORP.

By: /s/Steven B. Lapin
Steven B. Lapin
President

SMH ASSOCIATES CORP.

By: /s/Steven B. Lapin
Steven B. Lapin
President